                                                                 Exhibit (i)(22)



                        ADMINISTRATIVE SERVICES AGREEMENT



     This ADMINISTRATIVE SERVICES AGREEMENT ("Agreement") is made and entered into as of this 14th day of February 2011 by and among The Merger Fund VL, an investment company under the Investment Company Act of 1940, as amended (the "1940 Act") and organized as a statutory trust under the laws of the State of Delaware (the "Fund"); Westchester Capital Management, LLC, a limited liability company organized under the laws of the State of Delaware, a registered investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act"), and investment adviser to the Fund (the "Adviser"); and New York Life Insurance and Annuity Corporation, a life insurance company organized under the laws of the State of Delaware (the "Life Company").



     WHEREAS, the Fund engages in business as an open-end management investment company and was established for the purpose of serving as the investment vehicle for separate accounts established for variable life insurance contracts and variable annuity contracts to be offered by insurance companies;



     WHEREAS, the Fund has entered into a Participation Agreement with the Life Company whereby the Fund will be included as an investment option in the separate accounts set forth on SCHEDULE A hereto (the "Separate Accounts") established by the Life Company to serve as investment vehicles for certain variable annuity and/or variable life insurance policies offered by the Life Company;



     WHEREAS, the parties hereto acknowledge and agree that the Adviser is not a registered broker/dealer, that the Adviser is not receiving any form of sales compensation for the sale of shares of the Fund to any party and the Life Company is not receiving any form of compensation from the Adviser or the Fund for the sale of shares of the Fund to any party; and



     WHEREAS, the Life Company desires to provide certain shareholder services to certain owners of variable annuity and/or variable life insurance policies issued by the Life Company ("Owners") in connection with their indirect investment in the Fund through the Separate Accounts;



     NOW THEREFORE, in consideration of the mutual covenants contained herein and intending to be legally bound, the parties agree as follows:



1.   Services of the Life Company



     (a) The Life Company shall provide any combination of the following support services (the "Services"), as agreed upon by the parties from time to time, to Owners who indirectly invest in the Fund through the Separate Accounts: responding to inquiries from the Owners using the Fund as an investment vehicle; providing information to the Adviser and to Owners with respect to shares attributable to Owner accounts; communicating directly with Owners concerning the Fund's operations; and providing such other similar services as the Adviser or the Fund may reasonably request pursuant to and to the extent permitted or required under applicable statutes, rules and regulations.



     (b) The Life Company will provide such office space and equipment, telephone facilities and personnel as may be reasonably necessary or beneficial in order to provide the Services to Owners.



     (c) The Life Company will furnish to the Fund, the Adviser or their designees such information as the Fund and/or the Adviser may reasonably request, and will otherwise reasonably cooperate with the Fund and/or the Adviser in the preparation of reports to the Fund's Board of Trustees concerning this Agreement, as well as any other reports or filings that may be required by law.

2.   Maintenance of Records



     Each party shall maintain and preserve all records as required by law to be maintained and preserved in connection with providing the Services. Upon the reasonable request of the Fund and/or the Adviser, the Life Company will provide the Fund, the Adviser or the representatives of either with reasonable access to all such records, including, if requested, copies thereof.



3.   Compliance with Law



     At all times, the Fund, the Adviser and the Life Company shall comply with all laws, rules and regulations applicable to it by virtue of entering into this Agreement.



4.   Indemnification



     (a) Indemnification by the Life Company



     The Life Company shall indemnify and hold harmless the Fund, the Adviser and their respective directors, trustees, officers, members, managers, employees and agents (collectively, the "Indemnified Parties," and individually, an "Indemnified Party" for purposes of this Section 4.1(a)) from and against any and all actual losses, claims, liabilities and expenses (including reasonable attorneys' fees) (collectively, "Losses" for purposes of this Section 4.1(a)) incurred by any of them arising out of (i) the Life Company's dissemination of information regarding the Fund or the Adviser that is materially incorrect and that was not provided to the Life Company, or approved by, the Fund or the Adviser, or any of their agents or "affiliated persons", as defined under the 1940 Act, or (ii) the Life Company's willful misconduct or negligence in the performance of, or failure to perform, its obligations under this Agreement, except to the extent such Losses result from the gross negligence or willful misconduct of, or breach of this Agreement by, an Indemnified Party.



     (b) Indemnification by the Fund and the Adviser



     The Fund and the Adviser shall each indemnify and hold harmless the Life Company and its respective directors, trustees, officers, employees and agents (collectively, the "Indemnified Parties," and individually, an "Indemnified Party" for purposes of this Section 4.1(b)) from and against any and all actual losses, claims, liabilities and expenses (including reasonable attorneys' fees) (collectively, "Losses" for purposes of this Section 4.1(b)) incurred by any of them arising out of (i) the dissemination by the Fund or the Adviser of information regarding the Life Company that is materially incorrect and that was not provided to the Fund or the Adviser, or approved by, the Life Company, or any of their agents or "affiliated persons", as defined under the 1940 Act, or
(ii) the willful misconduct or negligence by either the Fund or the Adviser in the performance of, or failure to perform, their respective obligations under this Agreement, except to the extent such Losses result from the gross negligence or willful misconduct of, or breach of this Agreement by, an Indemnified Party.



     (c) In any event, no party shall be liable for any special, consequential or incidental damages.



     (d) This indemnification obligation of the parties shall survive any termination of this Agreement.

5.   Relationship of Parties



     It is understood and agreed that the Services performed hereunder by the Life Company shall be as an independent contractor and not as an employee or agent of the Fund or the Adviser, are not the services of an underwriter or a principal underwriter of the Fund within the meaning of the Securities Act of 1933, as amended, or the 1940 Act, neither the Fund nor the Adviser shall hold itself out as an agent of the Life Company with the authority to bind the Life Company, and the Life Company shall not hold itself out as an agent of the Fund or the Adviser with the authority to bind the Fund or the Adviser.



6.   Expenses



     The Life Company or its affiliates shall bear all expenses of providing the Services to Owners.



7.   Compensation



     The Fund shall pay the Life Company for the Services in accordance with, and in the manner set forth in, SCHEDULE B hereto, as such Schedule may be amended from time to time.



8.   Representations. Warranties and Agreements



     (a) Each party represents and warrants that it is free to enter into this Agreement and that by doing so it will not breach or otherwise impair any other agreement or understanding with any other person, corporation or other entity.



     (b) The Life Company represents and warrants that:



          (i) it has full power and authority under applicable law, and has taken all action necessary, to enter into and perform this Agreement;



          (ii) if and to the extent required by applicable law, the arrangement provided for in this Agreement, including the amount of the fees received by the Life Company, will be timely disclosed to the Owners;



          (iii) the execution, performance and delivery of this Agreement will not result in it violating, breaching or otherwise impairing any judgment, order or contractual obligation to which it is subject; and



          (iv) this Agreement constitutes a legal, valid and binding obligation, enforceable against it in accordance with its terms.



     (c) The Fund and the Adviser represent and warrant that:



          (i) the Fund is registered as an investment company under the 1940 Act and the Adviser is registered as an investment adviser under the Advisers Act;



          (ii) each of the Fund and the Adviser have full power and authority under applicable law, and have taken all action necessary, to enter into and perform this Agreement;



          (iii) this Agreement constitutes a legal, valid and binding obligation, enforceable against each of the Fund and the Adviser in accordance with its terms;

          (iv) the execution, performance and delivery of this Agreement will not result in either of the Fund and/or the Adviser violating, breaching or otherwise impairing any judgment, order or contractual obligation to which they are subject; and



          (v) the payment of the fees to the Life Company by the Fund and the Adviser for performance of the duties and the provision of the Services by the Life Company will not violate federal or state securities laws, or any other applicable law.



9.   Termination



     (a) This Agreement may be terminated by the Fund, the Adviser or the Life Company without penalty (i) upon sixty (60) days' prior written notice to the other parties or (ii) upon such shorter notice as is required by law, order or instruction by a court of competent jurisdiction or a regulatory body or self-regulatory organization with jurisdiction over the terminating party.



     (b) Sections 4, 7 (but only for so long as Owners own shares of the Fund), 14 and 20 of this Agreement shall survive termination of this Agreement.



10.  Assignment



     This Agreement or any of the rights and obligations hereunder may not be assigned by any party without the prior written consent of all parties.



11.  Schedules and Exhibits



     All schedules and exhibits attached to this Agreement, as they may be amended from time to time, are by this reference incorporated into and made a part of this Agreement.



12.  Non-Exclusivity



     Each of the parties acknowledges and agrees that this Agreement and the arrangements described herein are intended to be non-exclusive and that each of the parties is free to enter into similar agreements and arrangements with other entities.



13.  Notices



     All notices and other communications to the Life Company, the Fund or the Adviser shall be in writing and will be duly given if mailed, telegraphed or telecopied to the address set forth below, or at such other address as either party may provide in writing to the other party.



If to the Fund:           The Merger Fund VL
                          100 Summit Lake Drive
                          Valhalla, NY 10595

                          Attention: Bruce Rubin

If to the Adviser:        Westchester Capital Management, LLC
                          100 Summit Lake Drive

                          Valhalla, NY 10595

                          Attention: Bruce Rubin

If to the Life Company:   New York Life Insurance and Annuity Corporation
                          51 Madison Avenue
                          New York, NY 10010
                          Attention: Michelle D. Richter

                          With a copy to:
                          New York Life Insurance Company
                          Office of the General Counsel
                          51 Madison Avenue, Room 10SB
                          New York, NY 10010
                          Attention: Variable Products Attorney



14.  Confidentiality



     All parties agree to keep confidential all proprietary data, software, processes, information and documentation provided by the other party (collectively, the "Confidential Information"), unless the party providing such information consents in writing to the disclosure of the Confidential Information, the Confidential Information is already in the public domain by no fault of either party to this Agreement, or the disclosure of the Confidential Information is required by law or by a governmental body or self-regulatory organization.



15.  Modification



     This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter of this Agreement, supersedes any and all agreements, representations and warranties, written or oral, regarding such subject matter made prior to the time at which this Agreement has been executed and delivered by the parties, and no modification, amendment or waiver of any of the provisions of this Agreement shall be effective unless made in writing specifically referring to this Agreement and signed by the parties hereto. Notwithstanding the above, the parties to this Agreement may amend the Schedule A to this Agreement from time to time to reflect changes in or relating to the Separate Accounts.



16.  Counterparts



     This Agreement may be executed in any number of counterparts which all together shall constitute one instrument.



17.  Waiver



     This waiver of, or failure to exercise, any right provided for in this Agreement shall not be deemed a waiver of any further or future right under this Agreement.



18.  Captions



     The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

19.  Rights Cumulative



     The rights, remedies, and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies, and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.



20.  Governing Law; Severability



     Except insofar as the 1940 Act, the Advisers Act, or any other federal laws and regulations may be controlling, this Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements fully executed and to be performed therein, and without giving effect to the choice of law principles thereof. If any provision of this Agreement shall be held or made invalid by a court or regulatory agency decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby and shall remain in full force and effect.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement by their duly authorized officers as of the date and year first written above.



                                        THE MERGER FUND VL


                                        By: /s/ Bruce J. Rubin
                                            ------------------------------------
                                        Name: Bruce J. Rubin
                                        Title: Chief Compliance Officer


                                        WESTCHESTER CAPITAL MANAGEMENT, LLC


                                        By: /s/ Bruce J. Rubin
                                            ------------------------------------
                                        Name: Bruce J. Rubin
                                        Title: Chief Compliance Officer


                                        NEW YORK LIFE INSURANCE AND ANNUITY
                                        CORPORATION


                                        By: /s/ Michelle D. Richter
                                            ------------------------------------
                                        Name: Michelle D. Richter
                                        Title: Vice President

                                   SCHEDULE A



                               SEPARATE ACCOUNTS



NAME OF SEPARATE ACCOUNT AND DATE ESTABLISHED:



New York Life Insurance and Annuity Corporation Variable Universal Life Separate Account - I, June 4, 1993

                                   SCHEDULE B



                                  COMPENSATION



The Life Company shall receive a fee from the Fund, accrued daily and paid on a monthly basis, calculated at an annual rate of 0.25% of the Fund's average daily net assets attributable to shares of the Fund beneficially owned by Owners of the variable life and variable annuity policies offered through the Separate Accounts.



                                      B-1